                                               PIMCO CODE OF ETHICS

                                         Effective as of December 31, 2001

                                                   INTRODUCTION

                                                General Principles

         This  Code of  Ethics is based on the  principle  that  you,  as a  director,  officer  or other  Advisory
Employee  of  Pacific  Investment  Management  Company  ("PIMCO"),  owe a  fiduciary  duty to,  among  others,  the shareholders  of the Funds and other clients  (together  with the Funds,  the  "Advisory  Clients") for which PIMCO serves as an advisor or  subadvisor.  Accordingly,  you must avoid  activities,  interests and  relationships  that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

         At all times, you must observe the following general rules:

1.  You must place the  interests of our Advisory  Clients  first.  In other  words,  as a fiduciary  you must scrupulously  avoid serving your own personal  interests  ahead of the interests of our Advisory  Clients.
    You  must  adhere  to this  general  fiduciary  principle  as well as  comply  with  the  Code's  specific provisions.  Technical  compliance  with the  Code's  procedures  will  not  automatically  insulate  from scrutiny any trades that indicate an abuse of your  fiduciary  duties or that create an appearance of such abuse.

    Your fiduciary  obligation  applies not only to your personal trading activities but also to actions taken on behalf of Advisory  Clients.  In particular,  you may not cause an Advisory  Client to take action,  or not to take  action,  for your  personal  benefit  rather than the  benefit of the  Advisory  Client.  For example,  you would  violate this Code if you caused an Advisory  Client to purchase a Security or Futures
    Contract you owned for the purpose of increasing  the value of that Security or Futures  Contract.  If you are a portfolio  manager or an  employee  who  provides  information  or advice to a portfolio  manager or helps  execute a portfolio  manager's  decisions,  you would also violate this Code if you made a personal investment  in a Security or Futures  Contract  that might be an  appropriate  investment  for an Advisory
    Client  without  first  considering  the Security or Futures  Contract as an  investment  for the Advisory
    Client.

2.  You must conduct all of your personal  Investment  Transactions  in full compliance with this Code and the
    PIMCO Advisors L.P.  Insider Trading Policy and Procedures (the "Insider Trading  Policy"),  and in such a manner as to avoid any actual or  potential  conflict of  interest or any abuse of your  position of trust and  responsibility.  PIMCO  encourages  you and your  family to  develop  personal  investment  programs.
    However,  those  investment  programs must remain within  boundaries  reasonably  necessary to ensure that appropriate  safeguards  exist to protect  the  interests  of our  Advisory  Clients and to avoid even the appearance of unfairness or  impropriety.  Accordingly,  you must comply with the policies and  procedures set forth in this Code under the heading PERSONAL INVESTMENT  TRANSACTIONS.  In addition,  you must comply with the policies and procedures set forth in the Insider Trading  Policy,  which is attached to this Code as Appendix II. Doubtful  situations  should be resolved in favor of our Advisory Clients and against your personal trading.

3.  You must not take  inappropriate  advantage of your  position.  The receipt of  investment  opportunities, perquisites,  gifts or gratuities  from persons  seeking  business with PIMCO  directly or on behalf of an
    Advisory Client could call into question the  independence  of your business  judgment.  Accordingly,  you must comply with the policies and  procedures  set forth in this Code under the heading  GIFTS AND SERVICE
    AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                                   The General Scope Of The Code's Applications
                                         To Personal Investment Activities

         The Code reflects the fact that PIMCO specializes in the management of fixed income  portfolios.  The vast majority  of assets  PIMCO  purchases  and sells on  behalf of its  Advisory  Clients  consist  of  corporate  debt
Securities,  U.S. and foreign government obligations,  asset-backed Securities,  money market instruments,  foreign currencies,  and futures contracts and options with respect to those  instruments.  For its StocksPLUS Funds, PIMCO also purchases  futures and options on the S & P 500 index and, on rare occasions,  may purchase or sell baskets of the stocks  represented in the S & P 500. For its  Convertible  Fund and other Advisory  Clients,  PIMCO  purchases convertible  securities  that may be converted or exchanged  into  underlying  shares of common stock.  Other PIMCO
Funds may also invest in convertible  securities.  The Convertible  Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

         Rule 17j-1 under the Investment  Company Act of 1940 requires  reporting of all personal  transactions  in
Securities  (other than certain Exempt  Securities)  by certain  persons,  whether or not they are Securities  that might be  purchased  or sold by PIMCO on  behalf  of its  Advisory  Clients.  The Code  implements  that  reporting requirement.

         However,  since the purpose of the Code is to avoid  conflicts of interest  arising from personal  trading activities  in  Securities  and other  instruments  that are held or might be  acquired  on behalf of our  Advisory
Clients,  this Code only places restrictions on personal trading activities in such investments.  As a result, this
Code does not place  restrictions  (beyond  reporting) on personal  trading in most individual  equity  Securities.
Although  equities  are  Securities,  they are not  purchased  or sold by PIMCO on behalf of the vast  majority  of
PIMCO's  Advisory  Clients and PIMCO has established  special  procedures to avoid conflicts of interest that might otherwise  arise from  personal  trading in such  equity  securities.  On the other  hand,  this Code does  require reporting  and  restrict  trading in  certain  Futures  Contracts  which,  although  they are not  Securities,  are instruments in which PIMCO frequently trades for many of its Advisory Clients.

         This Code applies to PIMCO's  officers and  directors  as well as to all of its  Advisory  Employees.  The
Code recognizes that portfolio  managers and the investment  personnel who provide them with advice and who execute their  decisions  occupy more  sensitive  positions  than other  Advisory  Employees and that it is  appropriate to subject their personal investment activities to greater restrictions.

                                           The Organization Of The Code

         The  remainder  of this  Code is  divided  into  three  sections.  The  first  section  concerns  Personal
Investment  Transactions . The second section  describes the  restrictions on Gifts And Service As A Director.  The third  section  summarizes  the  methods  for  ensuring  Compliance  under the Code.  In  addition,  the  following
Appendices are also a part of this Code:

     1.  Definitions of Capitalized Terms
     2.  The PIMCO Advisors L.P. Insider Trading Policy and Procedures
     3.  Form for Acknowledgment of Receipt of this Code
     4.  Form for Annual Certification of Compliance with this Code
     5.  Form for Initial Report of Accounts
     6.  Form for Quarterly Report of Investment Transactions
     7.  Form for Annual Holdings Report
     8.  Preclearance Request Form
     9.  Preclearance Request Form - PIMCO Closed End Funds
     10. List of PIMCO Compliance Officers

                                                     Questions

         Questions  regarding  this Code should be addressed to a  Compliance  Officer  listed on Appendix X. Those
Compliance Officers compose the PIMCO Compliance Committee.

                                         PERSONAL INVESTMENT TRANSACTIONS

                                                    In General

         Subject  to  the  limited  exceptions   described  below,  you  are  required  to  report  all  Investment
Transactions  in Securities  and Futures  Contracts  made by you, a member of your  Immediate  Family or a trust in which you have an  interest,  or on behalf of any account in which you have an  interest  or which you  direct.  In addition,  you must preclear certain  Investment  Transactions in Securities and Futures Contracts that PIMCO holds or may acquire on behalf of an Advisory Client, including certain Investment Transactions in Related Securities .

         The details of these  reporting  and  preclearance  requirements  are  described  below.  This Code uses a number of capitalized  terms, e.g. Advisory  Employee,  Beneficial  Ownership,  Designated Equity Security,  Exempt
Security,  Fixed Income Security,  Fund, Futures Contract,  Immediate Family,  Initial Public Offering,  Investment
Transaction,  Personal Account,  Portfolio  Employee,  Private  Placement,  Qualified Foreign  Government,  Related
Account,  Related Security,  and Security.  The definitions of these capitalized terms are set forth in Appendix I.
To  understand  your  responsibilities  under  the  Code,  it is  important  that you  review  and  understand  the definitions in Appendix I.

                                               Reporting Obligations

Notification Of Reporting Obligations

         As an Advisory  Employee,  you are required to report  accounts and Investment  Transactions in accordance with the requirements of this Code.

Use Of Broker-Dealers And Futures Commission Merchants

         Unless you are an independent  director,  you must use a registered  broker-dealer  or registered  futures commission  merchant to engage in any purchase or sale of a  publicly-traded  Security or  Publicly-Traded  Futures
Contract.  This  requirement  also  applies  to  any  purchase  or  sale  of a  publicly-traded  Security  or  of a
Publicly-Traded  Futures  Contract in which you have, or by reason of the Investment  Transaction  will acquire,  a
Beneficial  Ownership  interest.  Thus,  as  a  general  matter,  any  Investment  Transaction  in  publicly-traded
Securities or  Publicly-Traded  Futures  Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

Initial Report

         Within 10 days  after  commencing  employment  or within 10 days of any event  that  causes  you to become subject to this Code ( e.g.  promotion to a position  that makes you an Advisory  Employee),  you shall supply to a
Compliance  Officer copies of the most recent  statements for each and every Personal  Account and Related  Account that  holds or is likely  to hold a  Security  or a  Futures  Contract  in which  you have a  Beneficial  Ownership interest,  as well as copies of confirmations for any and all Investment  Transactions  subsequent to the effective date of those  statements.  These  documents  shall be supplied to the Compliance  Officer by attaching them to the form appended hereto as Appendix V.

         On that same form you shall supply the name of any broker,  dealer,  bank or futures  commission  merchant and the number  for any  Personal  Account  and  Related  Account  that holds or is likely to hold a Security  or a
Futures  Contract in which you have a Beneficial  Ownership  interest  for which you cannot  supply the most recent account  statement.  You shall also  certify,  where  indicated on the form,  that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

         In addition,  you shall also supply,  where  indicated on the form,  the  following  information  for each
Security  or  Futures  Contract  in which  you have a  Beneficial  Ownership  interest,  to the  extent  that  this information is not available from the statements attached to the form:

     1.  A description of the Security or Futures Contract, including its name or title;

     2.  The quantity (e.g. in terms of numbers of shares,  units or contracts)  and principal  amount (in dollars)
         of the Security or Futures Contract; and

     3.  The name of any broker,  dealer,  bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract was held.

New Accounts

         Immediately  upon the opening of a new  Personal  Account or a Related  Account that holds or is likely to hold a Security or a Futures Contract,  you shall supply a Compliance Officer with the name of the broker,  dealer, bank or futures commission  merchant for that account,  the identifying number for that Personal Account or Related
Account, and the date the account was established.

Timely Reporting Of Investment Transactions

         You must cause each  broker,  dealer,  bank or  futures  commission  merchant  that  maintains  a Personal
Account or a Related Account that holds a Security or a Futures  Contract in which you have a Beneficial  Ownership interest to provide to a Compliance  Officer,  on a timely basis,  duplicate  copies of trade  confirmations of all
Investment Transactions in that account and of periodic statements for that account ("duplicate broker reports").

         In addition,  you must report to a Compliance Officer, on a timely basis, any Investment  Transaction in a
Security or a Futures Contract in which you have or acquired a Beneficial  Ownership  interest that was established without the use of a broker, dealer, bank or futures commission merchant.

Quarterly Certifications And Reporting

         At the end of the first,  second and third calendar  quarters,  a Compliance Officer will provide you with a list of all accounts  that you have  previously  identified to PIMCO as a Personal  Account or a Related  Account
that  holds or is likely to hold a  Security  or Futures  Contract.  Within 10 days after the end of that  calendar quarter,  you shall  make any  necessary  additions,  corrections  or  deletions  to that  list and  return it to a
Compliance  Officer with a  certification  that:  (a) the list, as modified (if  necessary),  represents a complete list of the Personal  Accounts and Related Accounts that hold Securities or Futures  Contracts in which you have or had a  Beneficial  Ownership  interest and for which PIMCO should have  received or will receive  timely  duplicate broker  reports for the  calendar  quarter  just  ended,  and (b) the broker,  dealer,  bank or futures  commission merchant for each account on the list has been  instructed to send a Compliance  Officer  timely  duplicate  broker reports for that account.

     You shall provide,  on a copy of the form attached  hereto as Appendix VI, the following  information for each
Investment  Transaction  during the calendar  quarter just ended,  to the extent that the duplicate  broker reports for that calendar quarter did not supply this information to PIMCO:

     1.  The date of the Investment  Transaction,  the title,  the interest rate and maturity date (if applicable), the  number of  shares or  contracts,  and the  principal  amount of each  Security  or  Futures  Contract involved;

     2.  The  nature of the  Investment  Transaction  (i.e.  purchase,  sale or any other  type of  acquisition  or disposition);

     3.  The price of the Security or Futures Contract at which the transaction was effected; and

     4.  The  name of the  broker,  dealer,  bank,  or  futures  commission  merchant  with or  through  which  the transaction was effected.

You shall provide  similar  information  for the fourth  calendar  quarter on a copy of the form attached hereto as
Appendix VII, which form shall also be used for the Annual Holdings Report described below.

Annual Holdings Reports

         At the end of each  calendar  year,  a  Compliance  Officer  will  provide  to you  promptly a list of all accounts that you have previously  identified to PIMCO as a Personal  Account or a Related Account that held or was likely to hold a Security or Futures  Contract  during  that  calendar  year.  Within 10 days after the end of that calendar  year,  you shall make any necessary  additions,  corrections or deletions to that list and return it to a
Compliance  Officer with a  certification  that:  (a) the list, as modified (if  necessary),  represents a complete list of the Personal  Accounts and Related  Accounts that held  Securities or Futures  Contracts in which you had a
Beneficial  Ownership  interest as of the end of that  calendar  year and for which PIMCO  should have  received or will receive an account  statement of holdings as of the end of that  calendar  year,  and (b) the broker,  dealer, bank or futures  commission  merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

     You shall provide,  on a copy of the form attached hereto as Appendix VII, the following  information for each
Security or Futures  Contract  in which you had a  Beneficial  Ownership  interest,  as of the end of the  previous calendar  year,  to the extent that the  previously  referenced  account  statements  have not supplied or will not supply this information to PIMCO:

     1.  The title,  quantity  (e.g.  in terms of numbers of shares,  units or contracts)  and principal  amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

     2.  The name of any broker,  dealer,  bank or futures  commission  merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

         In  addition,  you shall also  provide,  on that same form,  Investment  Transaction  information  for the fourth  quarter of the calendar  year just ended.  This  information  shall be of the type and in the form required for the quarterly reports described above.

Related Accounts

         The  reporting  and  certification  obligations  described  above also apply to any  Related  Account  (as defined in Appendix I) and to any Investment Transaction in a Related Account.

         It is  important  for  you to  recognize  that  the  definitions  of  "Related  Account"  and  "Beneficial
Ownership"  in  Appendix I may  require you to  provide,  or to arrange  for the  broker,  dealer,  bank or futures commission  merchant  to  furnish,  copies of reports  for any  account  used by or for a member of your  Immediate
Family or a trust in which you or a member of your  Immediate  Family has any vested  interest,  as well as for any other  accounts in which you may have the  opportunity,  directly or  indirectly,  to profit or share in the profit derived from any Investment Transaction in that account.

Exemptions From Reporting

         You need not report  Investment  Transactions  in any  account  over which  neither  you nor an  Immediate
Family Member has or had any direct or indirect influence or control.

         You also need not report  Investment  Transactions  in Exempt  Securities  (as  defined in Appendix I) nor need you  furnish,  or  require a broker,  dealer,  bank or  futures  commission  merchant  to  furnish,  copies of confirmations or periodic  statements for accounts that hold only Exempt  Securities.  This includes  accounts that only hold U.S. Government  Securities,  money market interests,  or shares in open-end mutual funds. This exemption from reporting shall end immediately,  however, at such time as there is an Investment  Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                                        Prohibited Investment Transactions

Initial Public Offerings of Equity Securities

         If you are a Portfolio  Employee (as defined in Appendix I), you may not acquire  Beneficial  Ownership of any equity Security in an Initial Public Offering.

Private Placements and Initial Public Offering of Debt Securities

         If you are a Portfolio  Employee,  you may not acquire a  Beneficial  Ownership  interest in any  Security through a Private  Placement  (or  subsequently  sell it), or acquire a Beneficial  Ownership  interest in any debt
Security in an Initial Public Offering  unless you have received the prior written  approval of the Chief Executive
Officer  of  PIMCO  or of a  Compliance  Officer  listed  on  Appendix  X.  Approval  will  not be  given  unless a determination  is made that the  investment  opportunity  should not be reserved for one or more Advisory  Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

         If,  after  receiving  the  necessary  approval,  you have  acquired a  Beneficial  Ownership  interest in
Securities  through  a  Private  Placement,  you  must  disclose  that  investment  when  you  play a  part  in any consideration  of any investment by an Advisory  Client in the issuer of the  Securities,  and any decision to make such an investment must be independently  reviewed by a portfolio manager who does not have a Beneficial  Ownership interest in any Securities of the issuer.

Allianz AG

         You may not engage in any  Investment  Transaction  in securities of Allianz AG, except during the trading windows applicable to such transactions.

                                                   Preclearance

         All  Investment  Transactions  in  Securities  and  Futures  Contracts  in a  Personal  Account or Related
Account, or in which you otherwise have or will acquire a Beneficial  Ownership  interest,  must be precleared by a
Compliance Officer unless an Investment  Transaction,  Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

Preclearance Procedure

         Preclearance  shall be requested  by  completing  and  submitting  a copy of the  applicable  preclearance request form attached hereto as Appendix VIII or IX to a Compliance Officer.  No Investment  Transaction subject to preclearance  may be  effected  prior to  receipt of  written  authorization  of the  transaction  by a  Compliance
Officer.  The  authorization  and the date of  authorization  will be reflected on the  preclearance  request form.
Unless otherwise specified,  that authorization shall be effective,  unless revoked,  until the earlier of: (a) the close of business on the day the  authorization  is given,  or (b) until you discover that the  information  on the preclearance request form is no longer accurate.

         The Compliance  Officer from whom  authorization  is sought may undertake such  investigation as he or she considers  necessary to determine that the Investment  Transaction for which  preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

         Before  deciding  whether to  authorize an  Investment  Transaction  in a  particular  Security or Futures
Contract,  the Compliance  Officer shall determine and consider,  based upon the  information  reported or known to that  Compliance  Officer,  whether within the most recent 15 days: (a) the Security,  the Futures  Contract or any
Related  Security is or has been held by an Advisory  Client,  or (b) is being or has been  considered for purchase by an Advisory  Client.  The Compliance  Officer shall also determine  whether there is a pending buy or sell order in the same Security or Futures  Contract,  or in a Related  Security,  on behalf of an Advisory Client. If such an order exists,  authorization of the personal Investment  Transaction shall not be given until the Advisory Client's order is executed or withdrawn.  This  prohibition may be waived by a Compliance  Officer if he or she is convinced that: (a) your personal  Investment  Transaction is necessary,  (b) your personal  Investment  Transaction will not adversely  affect the pending order of the Advisory  Client,  and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

Exemptions From Preclearance

         Preclearance  shall not be required for the  following  Investment  Transactions,  Securities  and Futures
Contracts. They are exempt only from the Code's preclearance requirement,  and, unless otherwise indicated,  remain subject to the Code's other requirements, including its reporting requirements.

Investment Transactions Exempt From Preclearance

     Preclearance shall not be required for any of the following Investment Transactions:

     1.  Any  transaction  in a Security  or Futures  Contract  in an account  that is managed or held by a broker, dealer,  bank, futures commission merchant,  investment adviser,  commodity trading advisor or trustee and over which you do not exercise investment discretion,  have notice of transactions prior to execution,  or otherwise  have  any  direct  or  indirect  influence  or  control.  There is a  presumption  that you can influence or control  accounts held by members of your Immediate  Family sharing the same household.  This presumption may be rebutted only by convincing evidence.

     2.  Purchases of Securities under dividend reinvestment plans.

     3.  Purchases of Securities  by exercise of rights  issued to the holders of a class of Securities  pro rata , to the extent  they are  issued  with  respect  to  Securities  in which you have a  Beneficial  Ownership interest.

     4.  Acquisitions or dispositions of Securities as the result of a stock dividend,  stock split,  reverse stock split,  merger,  consolidation,  spin-off  or  other  similar  corporate  distribution  or  reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

Securities Exempt From Preclearance
Regardless Of Transaction Size

     Preclearance  shall not be required for an  Investment  Transaction  in the  following  Securities  or Related
Securities, regardless of the size of that transaction:

     1.  All "Exempt  Securities"  defined in  Appendix  I, i.e.  U.S.  Government  Securities,  shares in open-end mutual funds, and high quality short-term debt instruments.

     2.  All  closed-end  mutual  funds (other than any fund for which PIMCO  serves as the  investment  advisor or sub-advisor), and rights distributed to shareholders in closed-end mutual funds.

     3.  All options on any index of equity Securities.

     4.  All Fixed Income  Securities issued by agencies or  instrumentalities  of, or  unconditionally  guaranteed by, the Government of the United States.

     5.  All options on foreign currencies or baskets of foreign  currencies  (whether or not traded on an exchange or board of trade).

     6.  Except for  Designated  Equity  Securities  (as defined in  Appendix I and  discussed  below),  all equity
         Securities or options, warrants or other rights to equity Securities.

Securities Exempt from Preclearance
Depending On Transaction Size

         Preclearance  shall not be required for an Investment  Transaction in the following  Securities or Related
Securities if they do not exceed the specified  transaction size thresholds  (which  thresholds may be increased or decreased by PIMCO upon written  notification  to employees in the future  depending on the depth and  liquidity of
Fixed Income Securities or Tax-Exempt Municipal Bonds market):

     1.  Purchases  or sales of up to  $1,000,000  (in  market  value or face  amount  whichever  is  greater)  per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

     2.  Purchases or sales of the following dollar values  (measured in market value or face amount,  whichever is greater) of corporate debt  Securities,  mortgage-backed  and other  asset-backed  Securities,  Tax-Exempt
         Municipal Bonds,  taxable state,  local and municipal Fixed Income  Securities,  structured notes and loan participations,  and foreign  government  debt  Securities  issued by  non-qualified  foreign  governments
         (hereinafter collectively referred to as "Relevant Debt Securities"):

             1.   Purchases or sales of up to $100,000 per calendar  month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was less than $50 million;

             2.   Purchases or sales of up to $500,000 per calendar  month per issuer if the original issue size of any Relevant  Debt Security  being  purchased or sold was at least $50 million but less than $100 million; or

             3.   Purchases or sales of up to $1,000,000  per calendar  month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $100 million.

Preclearance of Designated Equity Securities

         If a Compliance  Officer  receives  notification  from a Portfolio  Employee that an equity Security or an option,  warrant or other right to an equity  Security is being  considered for purchase or sale by PIMCO on behalf of one of its Advisory  Clients,  the Compliance  Officer will send you an e-mail  message or similar  transmission notifying  you that  this  equity  Security  or  option,  warrant  or other  right to an equity  Security  is now a
"Designated  Equity  Security." A current list of Designated  Equity  Securities (if any) will also be available on the PIMCO  intranet  site.  You must  preclear any  Investment  Transaction  in a Designated  Equity  Security or a
Related Security during the period when that designation is in effect.

Futures Contracts Exempt From Preclearance
Regardless Of Transaction Size

         Preclearance  shall not be required for an  Investment  Transaction  in the following  Futures  Contracts, regardless of the size of that  transaction  (as indicated in Appendix I, for these  purposes a "Futures  Contract"
includes a futures option):

     1.  Currency Futures Contracts.

     2.  U.S. Treasury Futures Contracts.

     3.  Eurodollar Futures Contracts.

     4.  Futures Contracts an any index of equity Securities.

     5.  Futures  Contracts on physical  commodities  or indices  thereof (e.g.  contracts  for future  delivery of grain, livestock, fiber or metals whether for physical delivery or cash).

     6.  Privately-Traded Contracts.

Futures Contracts Exempt From Preclearance
Depending On Transaction Size

         Preclearance  shall not be required for an Investment  Transaction in the following  Futures  Contracts if the  total  number  of  contracts  purchased  or sold  during a  calendar  month  does  not  exceed  the  specified limitations:

     1.  Purchases  or sales of up to 50  Publicly-Traded  Futures  Contracts to acquire  Fixed  Income  Securities issued by a particular Qualified Foreign Government.

     2.  Purchases  or sales of up to 10 of each other  individual  Publicly-Traded  Futures  Contract  if the open market  interest  for such  Futures  Contract as  reported in The Wall Street  Journal on the date of your
         Investment  Transaction (for the previous  trading day) is at least 1,000  contracts.  Examples of Futures
         Contracts for which this exemption would be available  include a Futures Contract on a foreign  government debt Security  issued by a  non-qualified  foreign  government  as well as a 30-day  federal funds Futures
         Contract.

         For purposes of these  limitations,  a Futures  Contract is defined by its expiration  month. For example, you need not obtain  preclearance  to purchase 50 December  Futures  Contracts  on German  Government  Bonds and 50
March Futures  Contracts on German Government  Bonds.  Similarly,  you may roll over 10 September Fed Funds Futures
Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures  Contracts  since the contracts being sold and those being purchased have different  expiration  months.  On the other hand, you could not purchase
10 January Fed Funds Future  Contracts  if the open  interest for those  contracts  was less than 1,000  contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

Additional Exemptions From Preclearance

         The  Compliance  Committee  may exempt other  classes of  Investment  Transactions,  Securities or Futures
Contracts  from the Code's  preclearance  requirement  upon a  determination  that they do not  involve a realistic possibility of violating the general principles described at the beginning of the Code.

Preclearance Required

         Given the exemptions described above, preclearance shall be required for Investment Transactions in:

     1.  Designated Equity Securities.

     2.  Relevant Debt Securities (as defined under the section  "Securities Exempt from Preclearance  Depending on
         Transaction Size,  paragraph 2") in excess of the per calendar month per issuer  thresholds  specified for purchases or sales of those Securities.

     3.  More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

     4.  Related  Securities  that  are  exchangeable  for or  convertible  into  one of the  Securities  requiring preclearance under (1), (2), or (3) above.

     5.  More than 50  Publicly-Traded  Futures  Contracts per calendar  month to acquire  Fixed Income  Securities issued by a particular Qualified Foreign Government.

     6.  More than 10 of any other  individual  Publicly-Traded  Futures  Contract or any  Publicly-Traded  Futures
         Contract  for which the open market  interest  as reported in The Wall Street  Journal on the date of your
         Investment  Transaction (for the previous  trading day) is less than 1,000  contracts,  unless the Futures
         Contract is exempt from preclearance regardless of transaction size.

     7.  Any other Security or Publicly-Traded  Futures Contract that is not within the "exempt"  categories listed above.

     8.  Any  closed  end fund for  which  PIMCO  serves as the  investment  advisor  or  sub-advisor  (i.e.  PIMCO
         Commercial  Mortgage  Securities  Trust,  Inc., PIMCO Municipal  Income Fund,  PIMCO California  Municipal
         Income Fund,  PIMCO New York Municipal  Income Fund,  PIMCO Corporate  Income Fund or any other closed end fund which PIMCO may advise from time to time).

                                            Short-Term Trading Profits

         You may not profit from the purchase  and sale,  or the sale and  purchase,  within 60 calendar  days,  of
Fixed Income  Securities,  Tax-Exempt  Municipal Bonds or Related Securities . You may not profit from the purchase and sale,  or sale and  purchase,  within 6 months,  of any closed end fund for which  PIMCO  serves as  investment advisor or  sub-advisor.  Portfolio  Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of Designated  Equity  Securities . Any such short-term trade must be unwound,  or if that is not practical, the profits must be contributed to a charitable organization.

         This  ban  does  not  apply  to  Investment  Transactions  in  U.S.  Government  Securities,  most  equity
Securities,  mutual fund shares, index options or Futures Contracts.  This ban also does not apply to a purchase or sale in connection with one of the four categories of Investment  Transactions  Exempt From Preclearance  described on pages 9-10, above.

         You are  considered  to profit  from a  short-term  trade if  Securities  in which  you have a  Beneficial
Ownership  interest are sold for more than their  purchase  price,  even though the  Securities  purchased  and the
Securities sold are held of record or beneficially by different persons or entities.

                                                 Blackout Periods

         You may not  purchase or sell a  Security,  a Related  Security  or a Futures  Contract at a time when you intend or know of  another's  intention  to  purchase or sell that  Security  or Futures  Contract on behalf of any
Advisory Client.

         As noted  previously  in the  description  of the  Preclearance  Process,  a  Compliance  Officer  may not
preclear an  Investment  Transaction  in a Security or a Futures  Contract at a time when there is a pending buy or sell order in the same  Security  or Futures  Contract,  or a Related  Security,  until that order is  executed  or withdrawn.

         These  prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                                          GIFTS AND SERVICE AS A DIRECTOR

                                                       Gifts

         You may not accept any investment  opportunity,  gift,  gratuity or other thing of more than nominal value from any person or entity that does  business,  or desires to do business,  with PIMCO  directly or on behalf of an
Advisory  Client (a  "Giver").  You may ,  however,  accept  gifts from a single  Giver so long as their  aggregate annual value does not exceed $500,  and you may attend  business  meals,  sporting  events and other  entertainment events at the  expense of a Giver  (without  regard to their  aggregate  annual  value),  so long as the expense is reasonable and both you and the Giver are present.

         If you are a registered  representative  of PIMCO Funds  Distributors LLC (PFD), the aggregate annual gift value from a single  Giver  shall not exceed  $100.00.  As a PFD  representative,  you are  required  to maintain a record of each gift,  gratuity,  investment  opportunity  or similar  item,  and make such record  available to the
Compliance Department upon request.

                                               Service As A Director

         If you are an Advisory  Employee,  you may not serve on the board of directors or other governing board of a publicly  traded  entity,  other than of a Fund for which  PIMCO is an  advisor  or  subadvisor,  unless you have received the prior written approval of the Chief Executive  Officer and the Chief Legal Officer of PIMCO.  Approval
will not be given  unless a  determination  is made that your  service on the board  would be  consistent  with the interests of our Advisory  Clients.  If you are permitted to serve on the board of a publicly  traded  entity,  you will be isolated from those  Advisory  Employees who make  investment  decisions  with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                                    COMPLIANCE

                                                  Certifications

Upon Receipt Of This Code

         Upon  commencement  of your  employment or the effective date of this Code,  whichever  occurs later,  you shall be required to  acknowledge  receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix III. By that acknowledgment, you will also agree:

         1. To read the Code, to make a reasonable  effort to  understand  its  provisions,  and to ask questions about those provisions you find confusing or difficult to understand.

         2. To  comply  with the  Code,  including  its  general  principles,  its  reporting  requirements,  its preclearance requirements, and its provisions regarding gifts and service as a director.

         3. To advise the members of your  Immediate  Family about the existence of the Code,  its  applicability to their personal trading  activity,  and your  responsibility  to assure that their personal trading activity complies with the Code.

         4. To  cooperate  fully with any  investigation  or inquiry by or on behalf of a  Compliance  Officer to determine your compliance with the provisions of the Code.

         In addition,  your  acknowledgment  will  recognize  that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

Annual Certificate Of Compliance

         You are  required to certify on an annual  basis,  on a copy of the form  attached  hereto as Appendix IV, that you have complied with each provision of your initial  acknowledgment (see above). In particular,  your annual certification  will  require  that you  certify  that you have  read and that you  understand  the  Code,  that you recognize you are subject to its  provisions,  that you complied with the  requirements of the Code during the year just ended and that you have disclosed,  reported,  or caused to be reported all Investment  Transactions  required to be disclosed or reported pursuant to the requirements of the Code.

                                               Post-Trade Monitoring

         The Compliance  Officers will review the duplicate broker reports and other  information  supplied to them concerning your personal  Investment  Transactions so that they can detect and prevent potential  violations of the
Code. The Compliance  Officers will perform such  investigation and make such inquiries as they consider  necessary to perform this function.  You agree to cooperate with any such  investigation  and to respond to any such inquiry.
You should expect that, as a matter of course, the Compliance  Officers will make inquiries  regarding any personal
Investment  Transaction in a Security or Futures  Contract that occurs on the same day as a transaction in the same
Security or Futures Contract on behalf of an Advisory Client.

                                                 Remedial Actions

         If you violate this Code,  you are subject to remedial  actions,  which may  include,  but are not limited to,  disgorgement of profits,  imposition of a fine,  censure,  demotion,  suspension or dismissal.  As part of any sanction,  you may be  required  to reverse an  Investment  Transaction  and to forfeit any profit or to absorb any loss from the transaction.

         The  Compliance  Committee  shall have the ultimate  authority to determine  whether you have violated the
Code and, if so, the  remedial  actions it  considers  appropriate.  In making its  determination,  the  Compliance
Committee shall consider,  among other factors,  the gravity of your violation,  the frequency of your  violations, whether any violation caused harm or the potential of harm to any Advisory  Client,  your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                                         Reports To Directors And Trustees

Reports Of Significant Remedial Actions

         The General  Counsel of PIMCO  Advisors L.P. and the directors or trustees of any affected Fund that is an
Advisory  Client will be informed on a timely  basis of each  significant  remedial  action  taken in response to a violation  of this Code.  For this  purpose,  a  significant  remedial  action  will  include any action that has a significant financial effect on the violator.

Reports of Material Changes To The Code

         PIMCO will  promptly  advise the  directors  or trustees  of any Fund that is an Advisory  Client if PIMCO makes any material change to this Code.

Annual Reports

         PIMCO's  management  will furnish a written report  annually to the General Counsel of PIMCO Advisors L.P.
and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

         1. Describe any significant  issues arising under the Code, or under procedures  implemented by PIMCO to prevent  violations  of the Code,  since  management's  last report,  including,  but not limited to, information  about  material  violations of the Code or those  procedures  and  sanctions  imposed in response to material violations; and

         2. Certify that PIMCO has adopted  procedures  reasonably  necessary to prevent Advisory  Employees from violating the Code.

                                                   Recordkeeping

         Beginning on the effective  date of this Code,  PIMCO will maintain,  at its principal  place of business, the following  records,  which shall be available to the Securities and Exchange  Commission or any  representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     1.  PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

             1. a copy of PIMCO's  current  Code and of each  predecessor  of that Code that was in effect at any time within the previous five (5) years;

             2. a record of any violation of the Code, and of any action taken as a result of the violation,  for at least five (5) years after the end of the fiscal year in which the violation occurred;

             3. a copy of each  report  made by an  Advisory  Employee  pursuant  to  this  Code,  including  any duplicate  broker  report  submitted on behalf of that  Advisory  Employee,  for at least two (2)
                years  after the end of the fiscal  year in which that  report was made or that  information  was provided;

             4. a record of all persons,  currently or within the past five (5) years,  who are or were  required to make reports  pursuant to this Code or who are or were responsible for reviewing such reports;
                and

             5. a copy of each report to the  General  Counsel of PIMCO  Advisors  L.P.  or to the  directors  or trustees of each Fund that is an Advisory  Client for at least two (2) years after the end of the fiscal year in which that report was made.

     2.  PIMCO shall also maintain the following additional records:

             1. a copy of each  report  made by an  Advisory  Employee  pursuant  to  this  Code,  including  any duplicate  broker  report  submitted on behalf of that Advisory  Employee,  for at least five (5)
                years  after the end of the fiscal  year in which that  report was made or that  information  was provided;

             2. a copy of each report to the General  Counsel of PIMCO  Advisors  L.P.  or to the  directors  or trustees  of each Fund that is an  Advisory  Client for at least five (5) years  after the end of the fiscal year in which that report was made; and

             3. a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio  Employee of a Beneficial  Ownership  interest in any  Security in an Initial  Public
                Offering or in a Private  Placement  for at least five (5) years after the end of the fiscal year in which such approval was granted

                                                    APPENDIX I

                                         Definitions Of Capitalized Terms

         The following definitions apply to the capitalized terms used in the Code:

Advisory Employee

         The term "Advisory  Employee"  means: (1) a director,  officer,  general partner or employee of PIMCO who, in  connection  with his or her  regular  functions  or duties,  makes,  participates  in, or  obtains  information regarding  the  purchase or sale of a Security or Futures  Contract  by PIMCO on behalf of an Advisory  Client,  or whose functions  relate to the making of any  recommendations  with respect to such purchases or sales, or (2) or a natural  person in a control  relationship  to PIMCO,  or an employee of any company in a control  relationship  to
PIMCO, who: (a) makes,  participates in, or obtains  information  regarding the purchase or sale of a Security by a
Fund that is an Advisory  Client,  or whose functions relate to the making of any  recommendations  with respect to such  purchases  or sales,  or (b)  obtains  information  concerning  recommendations  to a Fund with regard to the purchase or sale of a Security by the Fund.

Beneficial Ownership

         As a general  matter, you are  considered  to have a "Beneficial  Ownership"  interest in a Security or a
Futures  Contract if you have the  opportunity,  directly or  indirectly,  to profit or share in any profit derived from an  Investment  Transaction  in that  Security or Futures  Contract.  You are  presumed  to have a  Beneficial
Ownership  interest in any Security or Futures Contract held,  individually or jointly,  by you or a member of your
Immediate Family (as defined below). In addition,  unless specifically  excepted by a Compliance Officer based on a showing that your interest in a Security or Futures  Contract is  sufficiently  attenuated to avoid the possibility of conflict,  you will be  considered  to have a Beneficial  Ownership  interest in a Security or Futures  Contract held by: (1) a joint account to which you are a party,  (2) a partnership in which you are a general  partner,  (3)
a limited  liability  company  in which you are a  manager-member,  or (4) a trust in which you or a member of your
Immediate Family has a vested interest.

         As a technical  matter , the term  "Beneficial  Ownership"  for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) (17 C.F.R.  Section 240.16a-1(a)(2)) in determining whether a person has a beneficial  ownership  interest in a Security for purposes of Section 16 of the Securities
Exchange Act of 1934 and the rules and regulations thereunder.

Designated Equity Security

         The term "Designated  Equity Security" shall mean any equity Security,  option,  warrant or other right to an equity  Security  designated as such by a Compliance  Officer,  after  receiving  notification  from a Portfolio
Employee  that said  Security is being  considered  for  purchase or sale by PIMCO on behalf of one of its Advisory
Clients.

Exempt Security

     The term "Exempt  Security" shall mean any Security not included within the definition of Covered  Security in
SEC Rule 17j-l(a)(4) (17 C.F.R. Section 17j-1(a)(4)), including:

     1.  Direct obligations of the Government of the United States;

     2.  Shares issued by open-end Funds; and

     3.  Bankers'  acceptances,  bank  certificates of deposit,  commercial paper and high quality  short-term debt instruments,  including  repurchase  agreements.  For these  purposes,  a "high  quality  short-term  debt instrument"  means any  instrument  having a maturity  at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

Fixed Income Security

         For purposes of this Code, the term "Fixed Income  Security"  shall mean a fixed income Security issued by an agency or  instrumentality  of, or  unconditionally  guaranteed  by,  the  Government  of the United  States,  a corporate debt Security,  a mortgage-backed or other asset-backed  Security, a taxable fixed income Security issued by a state or local  government or a political  subdivision  thereof,  a structured note or loan  participation,  a foreign  government debt Security,  or a debt Security of an international  agency or a supranational  agency.  For purposes of this Code,  the term "Fixed Income  Security"  shall not be  interpreted  to include a U.S.  Government
Security or any other  Exempt  Security  (as defined  above) nor shall it be  interpreted  to include a  Tax-Exempt
Municipal Bond (as defined below).

Fund

         The term "Fund" means an investment company registered under the Investment Company Act.

Futures Contract

         The term "Futures  Contract"  includes (a) a futures  contract and an option on a futures  contract traded on a United  States  or  foreign  board of  trade,  such as the  Chicago  Board of Trade,  the  Chicago  Mercantile
Exchange,   the  London  International   Financial  Futures  Exchange  or  the  New  York  Mercantile  Exchange  (a
"Publicly-Traded  Futures  Contract"),  as well as (b) a forward contract,  a swap, a cap, a collar, a floor and an over-the-counter  option  (other  than an option on a foreign  currency,  an option on a basket of  currencies,  an option on a Security  or an option on an index of  Securities)  (a  "Privately-Traded  Contract").  Consult  with a
Compliance Officer prior to entering  into a transaction  in case of any doubt.  For purposes of this  definition, a  Publicly-Traded  Futures Contract is defined by its expiration month,  i.e. a Publicly-Traded  Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate  Publicly-Traded  Futures  Contract,  when compared to a  Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

Immediate Family

         The term "Immediate  Family" means any of the following  persons who reside in your household or depend on you for basic living support : your spouse, any child,  stepchild,  grandchild,  parent,  stepparent,  grandparent, sibling, mother-in-law,  father-in-law,  son-in-law,  daughter-in-law,  brother-in-law, or sister-in-law, including any adoptive relationships.

Initial Public Offering

         The term "Initial  Public  Offering" means an offering of securities  registered  under the Securities Act of 1933 (15  U.S.C.  Section 77a),  the issuer of which,  immediately  before the  registration,  was not  subject to the reporting  requirements  of  Sections  13 or 15(d) of the  Securities  Exchange  Act of 1934 (15 U.S.C. Section
78m or Section 78o(d)).

Investment Transaction

         For  purposes of this Code,  the term  "Investment  Transaction"  means any  transaction  in a Security or
Futures  Contract  in which you have,  or by  reason  of the  transaction  will  acquire,  a  Beneficial  Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

Personal Account

         The term "Personal  Account"  means the following  accounts that hold or are likely to hold a Security (as defined below) or a Futures  Contract (as defined  above) in which you have a Beneficial  Ownership  interest:  any account in your  individual  name;  any joint or  tenant-in-common  account in which you have an  interest or are a participant;  any account for which you act as trustee,  executor,  or  custodian;  any account over which you have investment  discretion or otherwise can exercise control (other than non-related  clients'  accounts over which you have investment  discretion),  including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial  Ownership  interest  (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

Portfolio Employee

         The term "Portfolio  Employee" means: (1) a portfolio  manager or any employee of PIMCO (or of any company in a control  relationship  with PIMCO) who, in connection  with his or her regular  functions or duties,  makes or participates in making  recommendations  regarding the purchase or sale of securities by a Fund, or (2) any natural person  who  controls  PIMCO  and who  obtains  information  concerning  recommendations  made to a Fund that is an
Advisory  Client  regarding the purchase or sale of Securities by the Fund. For these  purposes,  "control" has the same meaning as in Section 2(a)(9) of the Investment Company Act (15 U.S.C. Section 80a-2(a)(9)).

Private Placement

         The term "Private  Placement" means an offering that is exempt from registration  under the Securities Act of 1933  pursuant to Section  4(2) or Section  4(6) (15 U.S.C.  Section 77d(2) or Section 77d(6)) or pursuant to SEC
Rules 504, 505 or 506 (17 C.F.R. Sections 230.504, 230.505, or 230.506) under the Securities Act of 1933.

Qualified Foreign Government

         The term "Qualified  Foreign  Government" means a national  government of a developed foreign country with outstanding  Fixed Income Securities in excess of fifty billion dollars.  A list of Qualified  Foreign  Governments will be  prepared  as of the  last  business  day of each  calendar  quarter,  will be  available  from  the  Chief
Compliance Officer, and will be effective for the following calendar quarter.

Related Account

         The term "Related  Account"  means any account,  other than a Personal  Account,  that holds a Security or
Futures Contract in which you have a Beneficial Ownership interest.

Related Security

         The term "Related  Security" shall mean any option to purchase or sell, and any Security  convertible into or exchangeable  for, a Security that is or has been held by PIMCO on behalf of one of its Advisory  Clients or any
Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

Security

         As a general matter , the term "Security" shall mean any stock,  note,  bond,  debenture or other evidence of indebtedness  (including any loan  participation  or  assignment),  limited  partnership  interest or investment contract other than an Exempt  Security (as defined above).  The term "Security"  includes an option on a Security, on an index of  Securities,  on a currency or on a basket of  currencies,  including  such an option  traded on the
Chicago Board of Options Exchange or on the New York,  American,  Pacific or Philadelphia Stock Exchanges,  as well as such an option traded in the  over-the-counter  market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

         As a technical  matter , the term "Security"  shall have the meaning set forth in Section  2(a)(36) of the
Investment Company Act of 1940 (15 U.S.C. Section 80a-2(a)(36)), which defines a Security to mean:

         Any note,  stock,  treasury stock,  bond debenture,  evidence of indebtedness,  certificate of interest or participation  in any  profit-sharing  agreement,  collateral-trust  certificate,  preorganization  certificate  of subscription,  transferable share,  investment  contract,  voting-trust  certificate,  certificate of deposit for a security,  fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle,  option, or privilege on any security  (including a certificate  of deposit) or on any group or index of securities  (including any interest  therein or based on the value thereof),  or any put, call,  straddle,  option,  or privilege  entered into on a national  securities  exchange relating to foreign currency,  or, in general,  any interest or instrument commonly known as a "security",  or any  certificate of interest or instrument  commonly known as a "security",  or any certificate of interest or participation in, temporary or interim  certificate for, receipt for,  guarantee of, warrant or right to subscribe to or  purchase,  any of the  foregoing,  except that the term  "Security"  shall not include any Security that is an Exempt  Security (as defined  above),  a Futures  Contract or a physical  commodity
(such as foreign exchange or precious metal).

Tax-Exempt Municipal Bond

         The term  "Tax-Exempt  Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                                    APPENDIX II

                                                  PIMCO ADVISORS

                                       INSIDER TRADING POLICY AND PROCEDURES

                                              Effective July 1, 2001

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A.   Policy Statement on Insider Trading

PIMCO Advisors L.P. ("PIMCO  Advisors"),  its affiliates,  PIMCO Partners,  G.P., Cadence Capital  Management,  NFJ
Investment Group,  Oppenheimer Capital, and PIMCO Equity Advisors  (collectively the "Company" or "PIMCO Advisors")
forbid any of their officers,  directors or employees from trading,  either personally or on behalf of others (such as, mutual funds and private accounts managed by PIMCO Advisors),  on the basis of material non-public  information or  communicating  material  non-public  information  to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider  trading" is not defined in the federal  securities  laws,  but generally is used to refer to the situation  when a person trades while aware of material  non-public  information or to  communications  of material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1.  trading by an insider, while aware of material, non-public information; or

     2.  trading by a non-insider,  while aware of material,  non-public  information,  where the  information  was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     3.  communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy  applies to every such  officer,  director and employee  and extends to  activities  within and outside their duties at the Company. Every officer,  director and employee must read and retain this policy statement.  Any questions  regarding  this policy  statement  and the related  procedures  set forth herein should be referred to a
Compliance Officer of PIMCO Advisors.

The  remainder of this  memorandum  discusses in detail the elements of insider  trading,  the  penalties  for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1. TO WHOM DOES THIS POLICY APPLY?

This Policy  applies to all  employees,  officers  and  directors  (direct or  indirect)  of the Company  ("Covered
Persons"),  as well  as to any  transactions  in any  securities  participated  in by  family  members,  trusts  or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

       -  the Covered Person's spouse;
       -  the Covered Person's minor children;
       -  any other relatives living in the Covered Person's household;
       -  a trust in which the  Covered  Person has a  beneficial  interest,  unless  such person has no direct or indirect control over the trust;
       -  a trust as to which the Covered Person is a trustee;
       -  a revocable trust as to which the Covered Person is a settlor;
       -  a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
       -  a partnership  of which the Covered Person is a partner  (including  most  investment  clubs) unless the
          Covered Person has no direct or indirect control over the partnership.

2. WHAT IS MATERIAL INFORMATION?

Trading  on inside  information  is not a basis  for  liability  unless  the  information  is  material.  "Material information"  generally is defined as  information  for which there is a substantial  likelihood  that a reasonable investor would consider it important in making his or her investment  decisions,  or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although  there  is no  precise,  generally  accepted  definition  of  materiality,  information  is  likely  to be
"material" if it relates to significant changes affecting such matters as:

       - dividend or earnings expectations;

       - write-downs or write-offs of assets;

       - additions to reserves for bad debts or contingent liabilities;

       - expansion or curtailment of company or major division operations;

       - proposals or  agreements  involving a joint  venture,  merger,  acquisition,  divestiture,  or leveraged buy-out;

       - new products or services;

       - exploratory, discovery or research developments;

       - criminal indictments, civil litigation or government investigations;

       - disputes  with major  suppliers or  customers  or  significant  changes in the  relationships  with such parties;

       - labor disputes including strikes or lockouts;

       - substantial changes in accounting methods;

       - major litigation developments;

       - major personnel changes;

       - debt service or liquidity problems;

       - bankruptcy or insolvency;

       - extraordinary management developments;

       - public offerings or private sales of debt or equity securities;

       - calls, redemptions or purchases of a company's own stock;

       - issuer tender offers; or

       - recapitalizations.

Information  provided by a company could be material  because of its expected  effect on a particular  class of the company's  securities,  all of the company's  securities,  the securities of another company,  or the securities of several companies.  Moreover,  the resulting prohibition against the misuses of "material"  information reaches all
types  of  securities  (whether  stock  or  other  equity  interests,   corporate  debt,  government  or  municipal
obligations,  or commercial  paper) as well as any option  related to that  security  (such as a put, call or index security).

Material  information  does not have to relate to a company's  business.  For  example,  in Carpenter v. U.S. , 108
U.S. 316 (1987),  the Supreme Court considered as material certain  information about the contents of a forthcoming newspaper  column that was  expected to affect the market  price of a security.  In that case,  a reporter for The
Wall  Street  Journal  was found  criminally  liable for  disclosing  to others  the dates that  reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3. WHAT IS NON-PUBLIC INFORMATION?

In order for issues  concerning  insider  trading to arise,  information  must not only be  "material",  it must be
"non-public".  "Non-public"  information is information  which has not been made available to investors  generally.
Information  received in circumstances  indicating that it is not yet in general circulation or where the recipient knows or  should  know  that the  information  could  only  have  been  provided  by an  "insider"  is also  deemed
"non-public" information.

At such time as material,  non-public  information has been effectively  distributed to the investing public, it is no longer  subject  to insider  trading  restrictions.  However,  for  "non-public"  information  to become  public information,  it must be disseminated through recognized channels of distribution  designed to reach the securities marketplace.

To show that  "material"  information  is  public,  you  should be able to point to some  fact  verifying  that the information  has become  generally  available,  for example,  disclosure in a national  business and financial wire service  (Dow Jones or  Reuters),  a national  news  service (AP or UPI),  a national  newspaper ( The Wall Street
Journal,  The New York  Times or  Financial  Times  ), or a  publicly  disseminated  disclosure  document  (a proxy statement or  prospectus).  The  circulation  of rumors or "talk on the street",  even if accurate,  widespread and reported in the media,  does not constitute  the requisite  public  disclosure.  The  information  must not only be publicly  disclosed,  there  must  also be  adequate  time for the  market as a whole to  digest  the  information.
Although timing may vary depending upon the  circumstances,  a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public  information is not made public by selective  dissemination.  Material  information  improperly disclosed only to  institutional  investors or to a fund analyst or a favored group of analysts  retains its status as "non-public"  information which must not be disclosed or otherwise misused.  Similarly,  partial disclosure does not constitute public  dissemination.  So long as any material component of the "inside"  information  possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information  Provided in Confidence . It is possible that one or more  directors,  officers,  or employees of PIMCO
Advisors may become temporary  "insiders"  because of a duty of trust or confidence.  A duty of trust or confidence can arise:  (1)  whenever  a person  agrees to  maintain  information  in  confidence;  (2) when two people  have a history,  pattern,  or  practice  of  sharing  confidences  such that the  recipient  of the  information  knows or reasonably  should  know that the  person  communicating  the  material  non-public  information  expects  that the recipient  will maintain its  confidentiality;  or (3) whenever a person  receives or obtains  material  non-public information  from  certain  close family  members such as spouses,  parents,  children and  siblings.  For example, personnel at PIMCO Advisors may become  insiders when an external  source,  such as a company whose  securities are held by one or more of the accounts  managed by PIMCO  Advisors,  discloses  material,  non-public  information  to
PIMCO  Advisors'   portfolio   managers  or  analysts  with  the  expectation  that  the  information  will  remain confidential.

As an  "insider",  PIMCO  Advisors  has a duty not to  breach  the  trust of the party  that has  communicated  the
"material,  non-public"  information by misusing that  information.  This duty may arise because PIMCO Advisors has entered  or has been  invited to enter into a  commercial  relationship  with the  company,  client or  prospective client and has been given access to  confidential  information  solely for the corporate  purposes of that company, client or prospective  client.  This duty remains  whether or not PIMCO  Advisors  ultimately  participates  in the transaction.

Information  Disclosed in Breach of a Duty . Analysts and portfolio  managers at PIMCO  Advisors must be especially wary of "material,  non-public"  information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the  corporation and  shareholders.  Even where there is no expectation of  confidentiality,  a person may become an "insider" upon receiving  material,  non-public  information in  circumstances  where a person knows,  or should  know,  that a  corporate  insider  is  disclosing  information  in breach of a duty of trust and confidence that he or she owes the corporation  and its  shareholders.  Whether the disclosure is an improper "tip"
that renders the  recipient a "tippee"  depends on whether the  corporate  insider  expects to benefit  personally, either  directly or  indirectly,  from the  disclosure.  In the context of an  improper  disclosure  by a corporate insider,  the requisite  "personal  benefit" may not be limited to a present or future  monetary  gain.  Rather,  a prohibited  personal  benefit could include a  reputational  benefit,  an  expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person  may,  depending  on the  circumstances,  also  become an  "insider"  or  "tippee"  when he or she obtains
apparently  material,   non-public   information  by  happenstance,   including  information  derived  from  social
situations,  business gatherings,  overheard conversations,  misplaced documents, and "tips" from insiders or other third parties.

4. IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others,  including  investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material,  non-public  information,  ask yourself the following questions:

         i.   Is this  information  that an  investor  could  consider  important  in making his or her  investment decisions?  Is this  information that could  substantially  affect the market price of the securities if generally disclosed?

         ii.  To whom has this  information been provided?  Has the information  been  effectively  communicated to the  marketplace  by being  published in The Financial  Times , Reuters , The Wall Street  Journal or
              other publications of general circulation?

Given the potentially  severe  regulatory,  civil and criminal sanctions to which you the Company and its personnel could be subject,  any director,  officer and employee  uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

         i.   Report the matter immediately to a Compliance Officer or the General Counsel of PIMCO Advisors;

         ii.  Do not  purchase  or sell the  securities  on behalf of  yourself  or  others,  including  investment companies or private accounts managed by PIMCO Advisors; and

         iii. Do not  communicate  the  information  inside or outside  the  Company,  other  than to a  Compliance
              Officer or the General Counsel of PIMCO Advisors.

After the  Compliance  Officer or General  Counsel has reviewed the issue,  you will be  instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5. PENALTIES FOR INSIDER TRADING

Penalties  for  trading on or  communicating  material  non-public  information  are severe,  both for  individuals involved in such  unlawful  conduct and their  employers.  A person can be subject to some or all of the  penalties below even if he or she does not personally benefit from the violation. Penalties include:

       -  civil injunctions

       -  treble damages

       -  disgorgement of profits

       -  jail sentences

       -  fines for the  person  who  committed  the  violation  of up to three  times the  profit  gained or loss avoided, whether or not the person actually benefited, and

       -  fines for the employer or other  controlling  person of up to the greater of  $1,000,000  or three times the amount of the profit gained or loss avoided.

In  addition,  any  violation  of this  policy  statement  can be expected  to result in serious  sanctions  by the
Company, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A. Procedures to Implement the Policy Against Insider Trading

The following  procedures have been  established to aid the officers,  directors and employees of PIMCO Advisors in avoiding  insider  trading,  and to aid PIMCO  Advisors in  preventing,  detecting and imposing  sanctions  against insider  trading.  Every  officer,  director and employee of PIMCO  Advisors  must follow these  procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee,  officer or director of the Company who is aware of material non-public  information  relating to the Company or any of its  affiliates or  subsidiaries,  including  Allianz AG, may buy or sell any securities of the  Company,  including  Allianz  AG, or engage in any other  action to take  advantage  of, or pass on to others, such material non-public information.

2. No  employee,  officer or  director  of the Company  who is aware of  material  non-public  information  which relates to any other  company or entity in  circumstances  in which such  person is deemed to be an insider or is otherwise  subject to  restrictions  under the federal  securities  laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee,  officer or director of PIMCO Advisors shall engage in a securities  transaction  with respect to the securities of Allianz AG, except in accordance  with the specific  procedures  published from time to time by PIMCO Advisors.

4. No employee  shall engage in a securities  transaction  with respect to any  securities of any other  company, except in accordance with the specific procedures set forth in PIMCO Advisors' Code of Ethics.

5. Employees  shall submit reports  concerning  each  securities  transaction in accordance with the terms of the
   Code of Ethics and verify their personal  ownership of securities in accordance  with the procedures set forth in the Code of Ethics.

6. Because even  inadvertent  disclosure of material  non-public  information  to others can lead to  significant legal  difficulties,  officers,  directors and employees of PIMCO Advisors  should not discuss any potentially material  non-public  information  concerning  PIMCO Advisors or other  companies,  including  other officers, employees and directors, except as specifically required in the performance of their duties.

B. Chinese Wall Procedures

The  Insider  Trading  and  Securities  Fraud  Enforcement  Act in the US  requires  the  establishment  and strict enforcement of procedures  reasonably designed to prevent the misuse of "inside"  information 1 . Accordingly,  you should not discuss material non-public  information about PIMCO Advisors or other companies with anyone,  including other employees,  except as required in the performance of your regular duties.  In addition,  care should be taken so that such  information is secure.  For example,  files  containing  material  non-public  information  should be sealed; access to computer files containing material non-public information should be restricted.

__________
1 The antifraud  provisions of United States  securities laws reach insider trading or tipping  activity  worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud  Enforcement Act
specifically  authorizes the SEC to conduct  investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

C. Resolving Issues Concerning Insider Trading

The federal securities laws,  including the US laws governing insider trading,  are complex. If you have any doubts or questions as to the  materiality  or non-public  nature of  information  in your  possession or as to any of the applicability  or  interpretation  of any of the foregoing  procedures  or as to the  propriety of any action,  you should contact your Compliance Officer.  Until advised to the contrary by a Compliance Officer,  you should presume that the  information  is material  and  non-public  and you should not trade in the  securities  or disclose  this information to anyone.

                                                   APPENDIX III

                                             ACKNOWLEDGMENT OF RECEIPT

                                                      of the
                                                  Code of Ethics
                                                      and the
                                     Insider Trading Policy and Procedures of

                                       PACIFIC INVESTMENT MANAGEMENT COMPANY

         I hereby  certify  that I have  received  the  attached  Code of Ethics  and  Insider  Trading  Policy and
Procedures.  I hereby agree to read the Code, to make a reasonable  effort to understand  its provisions and to ask questions  about those  provisions I find  confusing or  difficult to  understand.  I also agree to comply with the
Code,  including its general  principles,  its  reporting  requirements,  its  preclearance  requirements,  and its provisions  regarding gifts and service as a director.  I also agree to advise members of my Immediate Family about the existence of the Code of Ethics,  its applicability to their personal trading  activity,  and my responsibility to assure that their personal  trading  activity  complies with the Code of Ethics.  Finally,  I agree to cooperate fully with any  investigation  or inquiry by or on behalf of a Compliance  Officer to determine my compliance  with the  provisions  of the Code. I recognize  that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.

Date: ________________              __________________________________
                                                Signature

                                    __________________________________
                                                Print Name

                                                    Appendix IV

                                        ANNUAL CERTIFICATION OF COMPLIANCE

                                                     with the
                                                 Code of Ethics of

                                       PACIFIC INVESTMENT MANAGEMENT COMPANY

         I hereby  certify that I have complied  with the  requirements  of the Code of Ethics and Insider  Trading
Policy and  Procedures  that have applied to me during the year ended  December 31,  200_.  In  addition,  I hereby certify  that I have read the Code and  understand  its  provisions.  I also  certify  that I  recognize  that I am subject  to the  provisions  of the Code  and  that I have  disclosed,  reported,  or  caused  to be  reported  all transactions  required to be disclosed or reported  pursuant to the  requirements of the Code. I recognize that any failure to comply in all aspects  with the Code and that any false  statement in this  certification  may result in disciplinary action, including dismissal.

Date: ________________              __________________________________
                                                Signature

                                    __________________________________
                                                Print Name

                                                    APPENDIX V

                                            INITIAL REPORT OF ACCOUNTS

                                                Pursuant to theCode
                                                   of Ethics of

                                       PACIFIC INVESTMENT MANAGEMENT COMPANY

         In accordance with the Code of Ethics,  I have attached to this form copies of the most recent  statements for each and every  Personal  Account  and  Related  Account  that holds or is likely to hold a Security or Futures
Contract  in which I have a  Beneficial  Ownership  interest,  as well as copies of  confirmations  for any and all
Investment Transactions subsequent to the effective dates of those statements. /1/
___________
/1/ The Code of Ethics uses various  capitalized  terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

         In addition,  I hereby supply the following  information  for each and every Personal  Account and Related
Account  in which I have a  Beneficial  Ownership  interest  for  which I cannot  supply  the most  recent  account statement:

(1) Name of employee:                                             _________________________________________________

(2) If different than #1, name of the person in whose name the account is held:
    ________________________________________________________________________________________________________

(3) Relationship of (2) to (1):                                   _________________________________________________

(4) Firm(s) at which Account is maintained:                       _________________________________________________

(5) Account Number(s):                                            _________________________________________________

(6) Phone number(s) of Broker or Representative:                  _________________________________________________

(7) Account holdings:

--------------------------------------------- -------------- ------------------- -------------------------------------
                  Name of                                        Principal
                  Security                      Quantity           Amount                     Custodian
--------------------------------------------- -------------- ------------------- -------------------------------------
--------------------------------------------- -------------- ------------------- -------------------------------------

--------------------------------------------- -------------- ------------------- -------------------------------------
--------------------------------------------- -------------- ------------------- -------------------------------------

--------------------------------------------- -------------- ------------------- -------------------------------------
--------------------------------------------- -------------- ------------------- -------------------------------------

--------------------------------------------- -------------- ------------------- -------------------------------------
--------------------------------------------- -------------- ------------------- -------------------------------------

--------------------------------------------- -------------- ------------------- -------------------------------------
--------------------------------------------- -------------- ------------------- -------------------------------------

--------------------------------------------- -------------- ------------------- -------------------------------------

(Attach additional sheets if necessary)

         I also supply the following  information  for each and every Security or Futures  Contract in which I have a Beneficial  Ownership  interest,  to the extent this information is not available  elsewhere on this form or from the statements  and  confirmations  attached to this form.  This includes  Securities or Futures  Contracts held at home, in safe deposit boxes, or by an issuer.

-------------------------------------- ---------------------- --------------- ----------------- ----------------------
           Person Who Owns                Description of
           the Security or                the Security or                        Principal
          Futures Contract               Futures Contract        Quantity          Amount             Custodian
-------------------------------------- ---------------------- --------------- ----------------- ----------------------
-------------------------------------- ---------------------- --------------- ----------------- ----------------------

-------------------------------------- ---------------------- --------------- ----------------- ----------------------
-------------------------------------- ---------------------- --------------- ----------------- ----------------------

-------------------------------------- ---------------------- --------------- ----------------- ----------------------
-------------------------------------- ---------------------- --------------- ----------------- ----------------------

-------------------------------------- ---------------------- --------------- ----------------- ----------------------
-------------------------------------- ---------------------- --------------- ----------------- ----------------------

-------------------------------------- ---------------------- --------------- ----------------- ----------------------
-------------------------------------- ---------------------- --------------- ----------------- ----------------------

-------------------------------------- ---------------------- --------------- ----------------- ----------------------

(Attach additional sheets if necessary.)

         I hereby  certify that this form and the  attachments  (if any)  identify  all of the  Personal  Accounts,
Related  Accounts,  Securities  and Futures  Contracts in which I have a Beneficial  Ownership  interest as of this date.

                                            Signature  ____________________________________

                                            Print Name ____________________________________

Date: ____________________________________

Attachments

                                                    APPENDIX VI

                                     PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                                           PIMCO FUNDS DISTRIBUTORS LLC

                                    QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                                      FOR THE QUARTER ENDED DECEMBER 31, 2001

Please mark one of the following:

__     No reportable Investment Transactions have occurred.
__     Except as indicated below, all reportable  Investment  Transactions  were made through Personal Accounts and
       Related Accounts  identified on the attached list,  which,  except as indicated,  represents a complete list of the Personal  Accounts and Related Accounts that hold Securities or Futures  Contracts in which I have or had a  Beneficial  Ownership  interest  and for which PIMCO  should have  received  or will  receive  timely duplicate  broker  reports for the  calendar  quarter  just  ended.  /1/ I hereby  certify  that the broker, dealer,  bank or futures commission  merchant for each such account has been instructed to send a Compliance
       Officer timely duplicate broker reports for that account.
__________
/1/ The Code of Ethics uses various  capitalized  terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
                       Title, Interest      Number of Shares     Nature of
                      Rate and Maturity       or Contracts       Transaction
    Transaction        Date of Security       and Principal      (i.e., Buy   Transaction
       Date           or Futures Contract         Amount          or Sell)       Price           Broker, Dealer, Bank or FCM
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

SPECIAL NOTE TO PIMCO FUNDS  DISTRIBUTORS  LLC REGISTERED  REPS AND ACCESS  PERSONS:  You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors  LLC.

                                            Signature  ____________________________________

                                            Print Name ____________________________________

Date: ____________________________________

 1. Please see the Code of Ethics for a full description of the Investment Transactions that must be reported.

 2. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

 3. Title of Security or Futures  Contract.  State the name of the issuer and the class of the  Security  (e.g., common stock, preferred stock or designated issue of debt securities).  For Fixed Income Securities,  please provide the  Security's  interest rate and maturity  date.  For a Futures  Contract,  state the title of any
    Security subject to the Futures Contract and the expiration date of the Futures Contract.

 4. Number of Shares or Contracts  and  Principal  Amount.  State the number of shares of  Securities,  the face amount of Fixed  Income  Securities  or the units of other  securities.  For  options,  state the  amount of securities  subject to the option.  Provide the principal  amount of each Security or Futures  Contract.  If your  ownership  interest was through a spouse,  relative or other natural  person or through a partnership, trust,  other  entity,  state the entire  quantity  of  Securities  or  Futures  Contracts  involved  in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

 5. Nature of  Transaction.  Identify  the  nature of the  transaction  (e.g.,  purchase,  sale or other type of acquisition or disposition).

 6. Transaction  Price.  State the  purchase  or sale  price per share or other  unit,  exclusive  of  brokerage commissions  or  other  costs  of  execution.  In the  case of an  option,  state  the  price at which it is currently exercisable. No price need be reported for transactions not involving cash.

 7. Broker,  Dealer, Bank or FCM Effecting  Transaction.  State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

 8. Signature. Sign and date the report in the spaces provided.

 9. Filing of Report.  A report  should be filed NOT LATER THAN 10 CALENDAR  DAYS after the end of each calendar quarter with:

           PIMCO
           ATTN: Compliance Officer
           840 Newport Center Drive
           Suite 300
           Newport Beach, CA 92660

 10. Duplicate  Broker Reports.  Please remember that  duplicates of all trade  confirmations,  purchase and sale reports,  and  periodic  statements  must be sent to the firm by your  broker.  You should  use the  address above.

                                                   APPENDIX VII

                                     PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                                           PIMCO FUNDS DISTRIBUTORS LLC

                                         ANNUAL HOLDINGS REPORT ANDFOURTH
                                     QUARTER REPORT OF INVESTMENT TRANSACTIONS
                                 FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2001

         I hereby certify that,  except as indicated  below,  all Securities or Futures  Contracts in which I had a
Beneficial  Ownership  interest  at the end of the 2001  calendar  year were held in  Personal  Accounts or Related
Accounts  identified  on the  attached  list,  for which  PIMCO  should have  received  or will  receive an account statement of holdings as of the end of that calendar year. /1/ I hereby  certify that the broker,  dealer,  bank or futures  commission  merchant  for each such  account  has been  instructed  to send a  Compliance  Officer  timely duplicate broker reports, including a statement of holdings in that account as of the end of the calendar year.

__________
/1/ The Code of Ethics uses various  capitalized  terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

         The following  information  describes  other  Securities or Futures  Contracts in which I had a Beneficial
Ownership interest as of the end of the 2001 calendar year:

---------------------------------------- -------------------------------------- --------------------------------------
Title, Interest Rate and Maturity Date     Number of Shares or Contracts and
    of Security or Futures Contract                Principal Amount                  Broker, Dealer, Bank or FCM
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

         Except as indicated below, all reportable  Investment  Transactions during the quarter ended December 31,
2001 , were made through Personal Accounts and Related Accounts  identified on the attached list, which,  except as indicated,  represents  a complete  list of the Personal  Accounts and Related  Accounts  that hold  Securities  or
Futures Contracts in which I have or had a Beneficial  Ownership  interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.

         The following  information  for Investment  Transactions  during the calendar  quarter just ended does not appear on the duplicate broker reports referenced above.

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
                       Title, Interest      Number of Shares     Nature of
                      Rate and Maturity       or Contracts       Transaction
    Transaction        Date of Security       and Principal      (i.e., Buy   Transaction
       Date           or Futures Contract         Amount          or Sell)       Price           Broker, Dealer, Bank or FCM
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------
-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

-------------------- --------------------- ------------------- ------------- ------------- ---------------------------------------

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:  You will not have to fill out an extra form for each year for PIMCO Funds Distributors  LLC.

                                            Signature  ____________________________________

                                            Print Name ____________________________________

Date: ____________________________________

 1.  Please see the Code of Ethics for a full description of the Investment Transactions that must be reported.
 2.  Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).
 3.  Title of Security or Futures  Contract.  State the name of the issuer and the class of the  Security  (e.g., common stock, preferred stock or designated issue of debt securities).  For Fixed Income Securities,  please provide the  Security's  interest rate and maturity  date.  For a Futures  Contract,  state the title of any
     Security subject to the Futures Contract and the expiration date of the Futures Contract.
 4.  Number of Shares or Contracts  and  Principal  Amount.  State the number of shares of  Securities,  the face amount of Fixed  Income  Securities  or the units of other  securities.  For  options,  state the  amount of securities  subject to the option.  Provide the principal  amount of each Security or Futures  Contract.  If your  ownership  interest was through a spouse,  relative or other natural  person or through a partnership, trust,  other  entity,  state the entire  quantity  of  Securities  or  Futures  Contracts  involved  in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.
 5.  Nature of  Transaction.  Identify  the  nature of the  transaction  (e.g.,  purchase,  sale or other type of acquisition or disposition).
 6.  Transaction  Price.  State the  purchase  or sale  price per share or other  unit,  exclusive  of  brokerage commissions  or  other  costs  of  execution.  In the  case of an  option,  state  the  price at which it is currently exercisable. No price need be reported for transactions not involving cash.
 7.  Broker,  Dealer, Bank or FCM Effecting  Transaction.  State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.
 8.  Signature. Sign and date the report in the spaces provided.

 9.  Filing of Report.  A report  should be filed NOT LATER THAN 10 CALENDAR  DAYS after the end of each calendar quarter with:

              PIMCO
              ATTN: Compliance Officer
              840 Newport Center Drive
              Suite 300
              Newport Beach, CA 92660

 10. Duplicate  Broker Reports.  Please remember that  duplicates of all trade  confirmations,  purchase and sale reports,  and  periodic  statements  must be sent to the firm by your  broker.  You should  use the  address above.

                                                   APPENDIX VIII

                                            PRECLEARANCE REQUEST FORM

         This form must be submitted to a Compliance  Officer  before  executing  any  Investment  Transaction  for which  preclearance is required under the PIMCO Code of Ethics.  Before completing this form, you should review the
PIMCO Code,  including  the terms  defined in that Code.  The  capitalized  terms used in this form are governed by those definitions.  In addition,  the Code provides information  regarding your preclearance  obligations under the
Code,  and  information  regarding the  Transactions,  Securities  and Futures  Contracts  that are exempt from the
Code's preclearance requirement. /1/

         No  Investment  Transaction  subject  to  preclearance  may  be  effected  prior  to  receipt  of  written
authorization  of  that  Investment  Transaction  by  a  Compliance  Officer.  Unless  otherwise  specified,   that
authorization  shall be  effective,  unless  revoked,  until the  earlier of (a) the close of  business on the date authorization is given, or (b) until you discover that information on this  preclearance  request form is no longer accurate.

(1) Your Name:                                                     ________________________________________________

(2) If the Investment Transaction will be in someone else's name or in the name of a trust, the name of that
    person or trust:                                               ________________________________________________

    The relationship of that person or trust to you:               ________________________________________________

(3) Name of the firm (e.g., broker, dealer, bank, futures commission merchant) through which the Investment
    Transaction will be executed:                                  ________________________________________________

    The relevant account number at that firm:                      ________________________________________________

(4) Issuer of the Security or identity of the Futures Contract for which preclearance is requested:

    The relevant CUSIP number or call symbol:                      ________________________________________________

(5) The maximum number of shares, units or contracts for which preclearance is requested, or the market value or face amount of the Fixed Income Securities for which preclearance is requested:

(6) The type of Investment Transaction for which preclearance is requested (check all that apply):     ____
    Purchase          ___ Sale         ____ Market Order

                ____ Limit Order (Price Of Limit Order:_______)

____________
/1/  Preclearance  is  required  for any  Investment  Transaction  in  Securities,  Related  Securities  or Futures
Contracts  in a Personal  Account or a Related  Account in which you have or will  acquire a  Beneficial  Ownership interest.

Please answer the following questions TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(a) Do you possess material nonpublic  information  regarding the Security or Futures Contract  identified above
    or regarding the issuer of that Security?    ____ No             ____ Yes

(b) Is the Security or Futures  Contract  identified  above held by any PIMCO Advisory Client or is it a Related
    Security (as defined in the PIMCO Code)?     ____ No             ____ Yes

(c) Is there a pending  buy or sell  order on behalf of a PIMCO  Advisory  Client  for the  Security  or Futures
    Contract  identified  above  or for a  Security  for  which  the  Security  identified  above  is a  Related
    Security?        ____ No             ____ Yes

(d) Do you intend or do you know of another's  intention  to purchase or sell the  Security or Futures  Contract identified  above, or a Security for which the Security  identified above is a Related  Security,  on behalf
    of a PIMCO Advisory Client?     ____ No             ____ Yes

(e) Has the Security or Futures  Contract  identified  above or a Related  Security been considered for purchase by a PIMCO  Advisory  Client  within  the most  recent  15 days?  (Note:  rejection  of any  opportunity  to purchase the Security or Futures  Contract for an Advisory  Client would require an affirmative  response to
    this question.) ____ No             ____ Yes

(f) If  you   are  a   Portfolio   Employee,   is  the   Security   being   acquired   in  an   Initial   Public
    Offering?/2/                                                    ____ No             ____ Yes

(g) If you are a Portfolio Employee,  are you acquiring or did you acquire Beneficial  Ownership of the Security
    in a Private Placement?/3/                ____ No             ____ Yes

(h) If you are seeking  preclearance  of a purchase or sale of  Securities,  have you purchased or sold the same or similar  Securities,  or have you acquired or disposed of a Beneficial  Ownership interest in the same or similar  Securities, within the past 60 calendar days?/4/
    ____ No             ____ Yes

__________________
/2/ Under the PIMCO Code,  Portfolio  Employees  generally  are not  permitted to acquire  Securities in an Initial
Public Offering.

/3/ The PIMCO Code applies  special rules to the acquisition of Securities  through a Private  Placement and to the disposition of Securities acquired through a Private Placement.

/4/ Under the PIMCO  Code,  you may not profit  from  short-term  trades in Fixed  Income  Securities.  A Portfolio
Employee may not profit from  short-term  trades in Designated  Equities  Securities and a Municipal Bond Portfolio
Employee  may not  profit  from  short-term  trades  in  Tax-Exempt  Municipal  Bonds.  This rule does not apply to transactions in U.S. Government Securities, mutual fund shares, index options or Futures Contracts.

By executing  this form,  you hereby  certify that you have  reviewed the PIMCO Code of Ethics and believe that the
Investment  Transaction  for which you are  requesting  preclearance  complies with the General  Principles and the specific requirements of the PIMCO Code.

                                                     ___________________________________________________________
                                                     Employee Signature

                                                     ___________________________________________________________
                                                     Print or Type name

                                                     ___________________________________________________________
                                                     Date Submitted

You are authorized to execute the Investment  Transaction  described above.  Unless indicated otherwise below, this authorization  remains  effective,  unless  revoked,  until:  (a) the  close of  business  today,  or (b) until you discover that the information on this request form is no longer accurate.

                                                     ___________________________________________________________
                                                     Compliance Officer

                                                     ___________________________________________________________
                                                     Date of Authorization

                                                    APPENDIX IX

                                             PRECLEARANCE REQUEST FORM

                                                        for

                                             PIMCO'S CLOSED END FUNDS

(1) Name of employee requesting authorization:                        _________________________________________

(2) If different from #1, name of account where the trade
    will occur:                                                       _________________________________________

(3) Relationship of (2) to (1):                                       _________________________________________

(4) Name of Firm at which the account is held:                        _________________________________________

(5) Name of the PIMCO Closed End Fund:                                _________________________________________

(6) Maximum number of shares to be purchased or sold:                 _________________________________________

(7) Check those that are applicable:

    ____Purchase   ____ Sale   ____ Market Order
    ____ Limit Order (Price of Limit Order: _______)

    Prior to trading, you must consult with your Compliance Officer for authority to trade.

(8) Do you possess material nonpublic information regarding the PIMCO Closed End Fund/5/
    ____ Yes    ____ No

(9) Have you or any Related  Account  covered by the  authorization  provisions  of the Code  purchased  or sold shares of the PIMCO Closed End Fund within the past 6 months?
    ____ Yes    ____ No

______________________
/5/ Please  note that  employees  are not  permitted  to  acquire or sell  securities  when they  possess  material nonpublic information regarding the security or the issuers of the security.

I have read the Code of Ethics for PIMCO dated  December  31,2001,  within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

                                                     ___________________________________________________________
                                                     Employee Signature

                                                     ___________________________________________________________
                                                     Print or Type name

                                                     ___________________________________________________________
                                                     Date Submitted

Authorized By:  _______________________

Authorization Date: ___________________

THIS TRADE MUST BE EXECUTED BY THE CLOSE OF BUSINESS ON THE AUTHORIZATION DATE.

                                                    APPENDIX X

                                                COMPLIANCE OFFICERS

                                     PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                            PIMCO's Compliance Officers, as of December 31, 2001, are:

                                                 Denise C. Seliga
                                            (Chief Compliance Officer)
                                                Bradley W. Paulson
                                                Mohan V. Phansalkar
                                                  Richard M. Weil